UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2010
Rockwell Automation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street Milwaukee, Wisconsin	53204

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 382-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On June 4, 2010, our Board of Directors approved amendments to the Rockwell Automation, Inc. 2008 Long-Term Incentives Plan (the LTIP Amendments). Our 2008 Long-Term Incentives Plan (the 2008 Plan) was originally adopted by our Board of Directors on December 5, 2007 and approved by our shareowners on February 4, 2008. On December 9, 2009, the Board approved amendments to the 2008 Plan and the 2008 Plan, as amended, was approved by our shareowners on February 2, 2010.
The LTIP Amendments (i) impose minimum vesting periods for all performance shares and performance units granted after June 4, 2010, except in the event of death, disability, retirement or change of control; and (ii) require shareowner approval to accelerate the exercisability of, or the lapse of restrictions on, performance shares and performance units, except in the event of death, disability, retirement or change of control.
The 2008 Plan, as amended, permits the grant of a variety of awards to employees (including our named executive officers) and prospective employees, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.
The foregoing description of the 2008 Plan, as amended, is not complete and is qualified in its entirety by reference to the full text of the 2008 Plan, as amended, a copy of which is filed herewith as Exhibit 99 and is incorporated herein by reference. The copy of the 2008 Plan, as amended, filed as Exhibit 99 is marked to show the LTIP Amendments.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99. Rockwell Automation, Inc. 2008 Long-Term Incentives Plan, as amended and restated through June 4, 2010.
(Page 2 of 4 Pages)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman
Douglas M. Hagerman
Senior Vice President, General Counsel and Secretary

Date: June 10, 2010
(Page 3 of 4 Pages)

EXHIBIT INDEX

Exhibit
Number	Description

99	Rockwell Automation, Inc. 2008 Long-Term Incentives Plan, as amended and restated through June 4, 2010.
(Page 4 of 4 Pages)